Exhibit 4.5

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND NEITHER THIS WARRANT NOR ANY INTEREST HEREIN MAY BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS AN APPLICABLE REGISTRATION STATEMENT UNDER SUCH ACT AND RULES AND REGULATIONS THEREUNDER IS THEN IN EFFECT, OR IN THE OPINION OF HOLDER’S COUNSEL (WHICH OPINION IS REASONABLY SATISFACTORY TO THE COMPANY), SUCH REGISTRATION UNDER SUCH ACT IS NOT REQUIRED.  BY ITS ACCEPTANCE HEREOF, THE HOLDER OF THIS CERTIFICATE REPRESENTS THAT IT IS ACQUIRING THE WARRANT FOR INVESTMENT AND AGREES TO COMPLY IN ALL RESPECTS WITH ARTICLE III OF THIS WARRANT.

WARRANT

to Purchase Common Stock of

AXS-ONE INC.

Expiring September 30, 2006

THIS IS TO CERTIFY THAT, for value received, HAYDEN COMMUNICATIONS, INC., or its permitted and registered assigns (collectively, the “Holder”), is entitled to purchase from the Company 60,000 shares of Common Stock at a purchase price payable upon exercise hereof (the “Exercise Price”) of $0.41 per share.  The Common Stock and the Exercise Price are subject to adjustment in accordance with Article IV hereof.  Certain terms used in this Warrant are defined in Article V.

ARTICLE I

Exercise of Warrant

1.1                                 Method of Exercise.  To exercise this Warrant in whole or in part, at any time, subject to Section 1.3 below, commencing on the date of issuance of this Warrant and ending on the expiration date set forth above (the “Expiration Date”), the Holder shall deliver to the Company, at the Warrant Office designated pursuant to Section 2.1, (a) a written notice, in substantially the form of the Subscription Notice attached as Schedule A hereto, of such Holder’s election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased, (b) payment of the Exercise Price in immediately available funds and (c) the signed original of this Warrant.  This Warrant shall be deemed to be exercised on the date when delivery of such notice, such funds and this Warrant is made, and any such date is referred to herein as the “Exercise Date.”  Upon exercise, the Company shall issue only in the name of, and deliver to, such Holder a certificate or certificates for the number of full shares of Common Stock to which such Holder is entitled and a check or cash with respect to any fractional interest in a share of Common Stock as provided in Section 1.2.  The Holder shall be deemed to have become a holder of record of such issued Common Stock on the applicable Exercise Date.  Upon exercise of only a portion of the number of shares covered by this Warrant, the Company shall issue and deliver to the Holder, at the expense of the Company, a new Warrant covering the number of shares representing the unexercised portion of this Warrant so surrendered.

1.2                                 Fractional Shares.  No fractional shares of Common Stock or scrip shall be issued upon exercise of this Warrant.  Instead of any fractional shares of Common Stock which would otherwise be issuable upon exercise of this Warrant, the Company shall pay a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of the then Current Market Price.

1.3                                 Listing on National Securities Exchange.  The Company shall, prior to the issuance of any Warrant Shares, at its expense, promptly obtain and maintain the listing of the Warrant Shares on such principal national securities exchange or NASDAQ as the other shares of Common Stock are at such time listed.  The Company shall use its best efforts to file the listing application for the Warrant Shares with said exchange or NASDAQ, as the case may be, within thirty (30) days following the Company’s issuance of this Warrant, and, notwithstanding any other provision of this Warrant to the contrary, the Holder may not exercise this Warrant until the Company notifies the Holder in writing that said listing application has been approved by such exchange or NASDAQ, as the case may be.

ARTICLE II

Warrant Office; Transfer,
Division or Combination of Warrant

2.1                                 Warrant Office.  The Company shall maintain an office for certain purposes specified herein (the “Warrant Office”), which office shall initially be the Company’s office at 301 Route 17 North, Rutherford, New Jersey 07070 and may subsequently be such other office of the Company or of any transfer agent of the Common Stock in the continental United States as to which written notice has previously been given to the Holder.

2.2                                 Ownership of Warrant.  The Company may deem and treat the person in whose name this Warrant is then registered as the Holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer as provided in this Article II.

2.3                                 Transfer of Warrants.  The Company agrees to maintain at the Warrant Office books for the registration of the issuance, exercise and any transfers of this Warrant and, subject to the provisions of Article III, this Warrant and all rights hereunder are transferable, in whole or in part, on such books, upon surrender of this Warrant at such office, together with a written assignment of this Warrant, in substantially the form of the Assignment attached as Schedule B hereto, duly executed by the Holder or its duly authorized agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer.  Upon such surrender and payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified (in increments of the lesser of (i) 20,000 shares, or the number of shares for which this Warrant is then exercisable) in such instrument of assignment, and this Warrant shall promptly be cancelled.

ARTICLE III

Restrictions on Transfer and
Registration Under The Act

3.1                                 Restrictions on Transfer.  Neither this Warrant, the Warrant Shares nor any interest herein or therein shall be transferable except upon the conditions specified in Article II and this Article III, which conditions are intended to ensure compliance with the provisions of the Act in respect of the transfer of this Warrant or any interest herein.  The Holder will cause any transferee of this Warrant, the Warrant Shares or any interest herein or therein held by it to agree to take and hold this Warrant, the Warrant Shares or an interest herein or therein subject to the provisions and upon the conditions specified in this Article.

3.2                                 Restrictive Legend.  This Warrant and each Warrant Share shall (unless otherwise permitted by the provisions of Section 3.3) include a legend in substantially the following form, referring to this Warrant or Warrant Shares, as appropriate:

[THIS WARRANT] [THESE SHARES] [HAS] [HAVE] NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND NEITHER [THIS WARRANT] [THESE SHARES] NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS AN APPLICABLE REGISTRATION STATEMENT UNDER SUCH ACT AND RULES AND REGULATIONS THEREUNDER IS THEN IN EFFECT, OR IN THE OPINION OF HOLDER’S COUNSEL (WHICH OPINION IS REASONABLY SATISFACTORY TO THE COMPANY), SUCH REGISTRATION UNDER SUCH ACT IS NOT REQUIRED.  BY ITS ACCEPTANCE HEREOF, THE HOLDER OF THIS CERTIFICATE REPRESENTS THAT IT IS ACQUIRING [THIS WARRANT] [THESE SHARES] FOR INVESTMENT AND AGREES TO COMPLY IN ALL RESPECTS WITH ARTICLE III OF [THIS WARRANT] [THE WARRANT FOR THESE SHARES].

3.3                                 Notice of Proposed Transfers.  The Holder and any holder of any Warrant Share by acceptance hereof or thereof agrees to comply in all respects with the provisions of this Section.  Prior to any proposed transfer of this Warrant or any Warrant Share, the Holder or holder of Warrant Shares, as the case may be, shall give written notice to the Company of such holder’s intention to effect such transfer.  Each such notice shall describe the manner and circumstance of the proposed transfer in reasonable detail, and shall be accompanied by (a) a written opinion of counsel for such holder, reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transfer may be effected without registration under the Act or (b) written assurance from the staff of the Commission that it will not recommend that any action be taken by the Commission in the event such transfer is effected without registration under the Act.  Such proposed transfer may be effected only if the Company shall have received such notice and such opinion of counsel or written assurance, whereupon the Holder or the holder of Warrant Shares, as the case may be, shall be entitled to transfer this Warrant or Warrant Shares in accordance with the terms of this Warrant and of the notice delivered by said holder to the Company.  Each certificate evidencing this Warrant or Warrant Shares transferred as above provided shall bear the legend set forth in Section 3.2, except that such certificate shall not bear such legend if the opinion of counsel or written assurance referred to above is to the further effect that neither such legend nor the restriction on transfer in this Article are required to ensure compliance with the Act.

3.4                                 Termination of Conditions and Obligations.  The conditions precedent imposed by this Article upon the transferability of the Warrant Shares (but not of this Warrant) shall terminate as to any particular Warrant Shares when such shares shall have been effectively registered under the Act and sold or otherwise disposed of in accordance with the intended method of disposition by the seller or sellers thereof set forth in the registration statement covering such shares or at such time as an opinion of counsel as specified in Section 3.3 shall have been rendered to the effect set forth in the last sentence of Section 3.3.

3.5                                 Registration Rights. The Holder shall be entitled to the benefits of the registration rights set forth in Schedule C attached hereto.

ARTICLE IV

Antidilution Provisions

4.1                                 Adjustments.  (a) The Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as follows:

(i)                                     Stock Dividends.  If the number of shares of Common Stock outstanding at any time after the date of issuance of this Warrant is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then immediately after the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend or the effective date of such subdivision or split-up, as the case may be, the Exercise Price shall be appropriately reduced and the number of shares of Common Stock to be acquired on exercise of this Warrant shall be increased so that the Holder, upon exercise of this Warrant thereafter, shall be entitled to receive the number of shares of Common Stock which it would have owned immediately following such action had this Warrant been exercised immediately prior thereto at the aggregate Exercise Price effective prior thereto.

(ii)                                  Combination of Stock.  If the number of shares of Common Stock outstanding at any time after the date of issuance of this Warrant is decreased by a combination of the outstanding shares of Common Stock, then, immediately after the effective date of such combination, the Exercise Price shall be appropriately increased and the number of shares of Common Stock to be acquired on exercise of this Warrant shall be decreased so that the Holder, upon exercise of this Warrant thereafter, shall be entitled to receive the number of shares of Common Stock which it would have owned immediately following such action had this Warrant been exercised immediately prior thereto.

(iii)                               Reorganization, Etc.  In case of any capital reorganization of the Company, or any reclassification of the Common Stock, or in case of the consolidation of the Company with or the merger of the Company with or into any other Person or in case of the sale, lease or other transfer of all or substantially all of the assets of the Company to any other Person, this Warrant shall, after such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer, be convertible into the number of shares of stock or other securities or property to which the Common Stock issuable (at the time of such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer) upon exercise of this Warrant would have been entitled upon such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Holder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant.  The subdivision or combination of shares of Common Stock issuable upon exercise of this Warrant at any time outstanding into a greater or lesser number of shares of Common Stock of the Company (whether with or without par value) shall not be deemed to be a reclassification of the Common Stock of the Company for the purposes of this clause (iii).

(iv)                              Rounding of Calculations; Minimum Adjustment.  All calculations under this Article IV shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.  Any provision of this Article IV to the contrary notwithstanding, no adjustment to the Exercise Price shall be made if the amount of such adjustment would be less than $.01, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $.01 or more.

(b)                                 Statement Regarding Adjustments.  Whenever any adjustments shall be required as provided in Section 4.1(a), the Company shall forthwith file, at the Warrant Office and, if different, at the principal office of the Company, a statement showing in detail such adjustments and the facts requiring such adjustment, which statement shall also be sent to the Holder.

(c)                                  Costs.  The Company shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Common Stock of the Company upon exercise of this Warrant.  The Holder shall pay all documentary, stamp, transfer or other transactional taxes attributable to any transfer of this Warrant or of the Warrant Shares.

(d)                                 Reservation of Shares.  The Company shall reserve at all times so long as this Warrant remains outstanding, free from preemptive rights, out of its treasury stock or its authorized but unissued shares of Common Stock, or both, solely for the purpose of effecting the exercise of this Warrant, sufficient shares of Common Stock to provide for the exercise of this Warrant.

(e)                                  Exchange Act.  The Company shall comply with the reporting requirements of Sections 13 and 15(d) of the Exchange Act for so long as and to the extent that such requirements apply to the Company.

(f)                                    Valid Issuance.  All shares of Common Stock which may be issued upon exercise of this Warrant will upon issuance by the Company be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof and the Company shall take no action which will cause a contrary result (including, without limitation, any action which would cause the Exercise Price to be less than the par value of the Common Stock).

ARTICLE V

Terms Defined

As used in this Warrant, unless the context otherwise requires, the following terms have the respective meanings set forth below or in the Section indicated:

Act – the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

Commission – the Securities and Exchange Commission, or any other Federal agency then administering the Act.

Common Stock – the Company’s authorized Common Stock, par value $.01 per share, as such class existed on the date hereof, and any other securities as to which this Warrant becomes exercisable pursuant to Article IV, including stock of the Company of any class thereafter authorized which ranks, or is entitled to a participation, as to assets or dividends, substantially on a parity with Common Stock.

Company – AXS-One Inc., a Delaware corporation, and any other corporation assuming or required to assume the obligations undertaken in connection with this Warrant.

Current Market Price – the price per share of Common Stock on any date as determined by the Company’s Board of Directors as provided below.  The Current Market Price shall be the average of the daily closing prices per share of Common Stock for 30 consecutive business days ending no more then 15 business days before the day in question (as adjusted for any stock dividend, split, combination or reclassification that took effect during such 30 business-day period).  The closing price for each day shall be the last reported sales price regular way or, in the case no such reported sales take place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, the average of the highest bid and the lowest asked prices quoted on the National Association of Securities Dealers Automated Quotation System (NASDAQ), or if not so quoted, as reported by the National Quotation Bureau, Inc.; provided, however, that if the Common Stock is not traded in such manner that any of the quotations referred to above are available for the period required hereunder, Current Market Price per share of Common Stock shall be deemed to be the fair value thereof as determined by the Board of Directors in good faith, irrespective of any accounting treatment.

Exchange Act – the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

Exercise Price – as defined in the Preamble.

Exercise Date – as defined in Section 1.1.

Expiration Date – as defined in Section 1.1.

Holder – as defined in the Preamble.

Outstanding – when used with reference to Common Stock at any date, all issued shares of Common Stock at such date, except shares then held in the treasury of the Company.

Person – any individual, corporation, partnership, trust, unincorporated organization and any government and any political subdivision, instrumentality or agency thereof.

Warrant Office – as defined in Section 2.1.

Warrant Shares – the shares of Common Stock purchasable or purchased by the Holder upon the exercise of this Warrant.

ARTICLE VI

Miscellaneous

6.1                                 Entire Agreement.  This Warrant contains the entire agreement between the Holder and the Company with respect to the purchase of the Warrant Shares and the related transactions and supersedes all prior arrangements or understandings with respect thereto.

6.2                                 Governing Law.  This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the conflict of laws.

6.3                                 Waiver and Amendment.  At any time, any term or provision of this Warrant may be waived, amended or supplemented only by a writing signed by the Holder and the Company.  A waiver by the Company or the Holder of a breach of any provision of this Warrant shall not operate as or be construed to be a waiver of any other breach of such provision or of any other provision of this Warrant.  The failure of the Holder or the Company to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist on strict adherence to that term or any other term of this Agreement.

6.4                                 Assignment by the Company.  The Company may not sell, assign, transfer or otherwise convey any of its rights or delegate any of its duties under this Warrant except to a corporation succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company’s business and/or assets, and this Warrant shall be binding on and inure to the benefit of such successor.

6.5                                 Separability.  If any provision in this Warrant shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in any other respect and of the remaining provisions of this Warrant in any respect shall not be in any way impaired.

6.6                                 Notice.  Any notice or other communication required or permitted to be given or delivered hereunder shall be in writing and; if to the Holder, shall be delivered at, or sent by reputable “overnight” courier to, such Holder at the last address shown on the books of the Company maintained at the Warrant Office or at any more recent address of which any Holder shall have notified the Company in writing; and if to the Company, shall be delivered at, or sent by reputable “overnight” courier to, the General Counsel of the Company at 301 Route 17 North, Rutherford, NJ 07070, or such other address within the United States of America as shall have been furnished by the Company to the Holder.  Any notice or other communication hereunder shall be deemed given at the time of receipt thereof.

6.7                                 Limitation of Liability; Not Stockholders.  No provisions of this Warrant shall be construed as conferring upon the Holder the right to vote, consent, receive dividends, or receive notice other than as herein expressly provided, in respect of meetings of stockholders for the election of directors of the Company or any other matter whatsoever as a stockholder of the Company.  No provision hereof, in the absence of affirmative action taken by the Holder to exercise this Warrant and thereby purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of the Holder for the purchase price of any Warrant Shares or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

6.8                                 Loss, Destruction, Etc. of Warrant.  Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of this Warrant, and in the case of any loss, theft or destruction, upon delivery of a bond indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of this Warrant, the Company will make and deliver a new Warrant, of like tenor, in replacement of and substitution for such lost, stolen, destroyed or mutilated Warrant (which shall thereupon become null and void and of no further effect).

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

Dated:  September 30, 2003

AXS-ONE INC.

By	/s/ PAUL ABEL
Name: Paul Abel
Title: Vice President, Secretary and General Counsel

SCHEDULE A

SUBSCRIPTION NOTICE

The undersigned, the holder of the Warrant accompanying this Notice, hereby elects to exercise purchase rights represented by said Warrant for, and to purchase thereunder,                    shares of the Common Stock covered by such Warrant and herewith makes payment in full therefor pursuant to Section 1.1 of such Warrant, and requests (a) that certificates for such aforesaid number of shares (or any other securities or property issuable upon such exercise) be issued in the name of and delivered to the undersigned at the following address:                                        and (b) if such shares shall not include all of the shares issuable as provided in such Warrant, that a new Warrant of like tenor and date for the balance of the shares issuable thereunder be delivered to the undersigned.

[HAYDEN COMMUNICATIONS, INC.]

By:
Name:
Title:

Dated:

SCHEDULE B

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                     , with an address of                                         , the rights to purchase                                         shares of Common Stock, par value $.0l per share, of AXS-One Inc. represented by the Warrant accompanying this Assignment, and hereby authorizes AXS-One Inc. to transfer said rights on the books of said corporation and to issue the aforesaid assignee an appropriate Warrant representing the assigned purchase rights.  If the assigned purchase rights shall not include all of the shares issuable as provided in such Warrant, a new Warrant of like tenor and date for the balance of the shares issuable thereunder shall be delivered to the undersigned.

[HAYDEN COMMUNICATIONS, INC.]

By:
Name:
Title:

Dated:

SCHEDULE C

REGISTRATION RIGHTS OF HOLDER

1.                                      Definitions

Selling Expenses:  All underwriting discounts, selling commissions and stock transfer taxes applicable to the Warrant Shares registered by the Holder and all fees and disbursements of counsel and other advisors for the Holder.

Capitalized terms used in this Schedule C but not otherwise defined herein shall have the meanings ascribed to such terms in the body of the Warrant to which this Schedule C is attached.

2.                                      Registration Rights

(a)                                  If the Company at any time prior to the first anniversary of the Expiration Date (at which time the rights granted under this Section 2 shall expire) proposes to register any of its Common Stock under the Act on any form other than Form S-4 or Form S-8 (or any similar or successor form then in effect), whether or not for sale for its own account, and if the registration form proposed to be used may be used for the registration of the Warrant Shares, then the Company will give prompt written notice to the Holder of its intention to do so, such notice to specify the proposed numbers of shares to be registered thereby and the date, not less than 10 days thereafter, by which the Company must receive the Holder’s written indication of whether the Holder wishes to include its Warrant Shares in such registration statement.  Upon the written request of the Holder made on or before the date specified in such notice (which request shall specify the number of Warrant Shares intended to be disposed of by the Holder), the Company will, to the extent permitted under Section 7, use all commercially reasonable efforts to cause all such Warrant Shares, which the Holder has so requested the registration thereof, to be registered under the Act (with the other shares that the Company at the time proposes to register), to the extent requisite to permit the sale or other disposition by the Holder of the Warrant Shares to be so registered.

(b)                                 Notwithstanding anything to the contrary in this Section 2, the Company shall have the right to discontinue any registration under this Section 2 at any time prior to the effective date of such registration if the registration of other shares of Common Stock giving rise to such registration under this Section 2 is discontinued.

(c)                                  The obligations of the Company under Section 2(a) hereof shall terminate (a) if the Holder rejects the opportunity to participate in a registration with respect to which Holder’s Warrant Shares would have been included but for said rejection by the Holder and such registration has been declared or ordered effective, or (b) the first registration by Company, including any of Holder’s Warrant Shares, has been declared or ordered effective.

3.                                      Registration Procedures

If Holder exercises its registration rights under Section 2(a) hereof, the Company will, as expeditiously as possible:

(a)                                  prepare and file with the Commission a registration statement with respect to such Common Stock to be registered (including the Warrant Shares to be registered) and use all commercially reasonable efforts to cause such registration statement to become and remain effective for a period of at least 180 days (or such shorter period if all Common Stock so registered have been sold); provided that, before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the Holder for review copies of all such documents proposed to be filed;

(b)                                 prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of at least 180 days (or such shorter period as shall be necessary to complete the distribution of the Common Stock covered thereby) and to comply with the provisions of the Act with respect to the sale or other disposition of all shares covered by such registration statement during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

(c)                                  furnish to the Holder such number of copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus), in conformity with the requirements of the Act, in substantially the form in which they are proposed to be filed with the Commission, needed by the Holder in order to facilitate the public sale or other disposition of the registered Warrant Shares;

(d)                                 use all commercially reasonable efforts to register or qualify such shares of Common Stock covered by such registration statement under such other securities or blue sky laws of such United States jurisdictions as the Holder shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable the Holder to consummate the disposition of the registered Warrant Shares in such jurisdictions, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this clause (d), it would not be obligated to be so qualified, or to subject itself to taxation in any such jurisdiction;

(e)                                  use all commercially reasonable efforts to cause such shares of Common Stock covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Holder to consummate the disposition of its registered Warrant Shares in the United States;

(f)                                    notify the Holder, at any time when a prospectus relating to its registered Warrant Shares is required to be delivered under the Act, of the Company’s becoming aware that the prospectus included in the related registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly prepare and furnish to the Holder a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of the registered Warrant Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(g)                                 otherwise use all commercially reasonable efforts to comply with all applicable rules and regulations of the Commission;

(h)                                 permit the Holder a reasonable time in which (i) to review and comment on such registration or comparable statement, and (ii) to request the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of the Holder should be included;

(i)                                     notify the Holder of any stop order threatened or issued by the Commission and take all actions reasonably necessary to prevent the entry of such stop order or to remove it if entered.

The Holder hereby agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in subdivision (f) above, the Holder will forthwith discontinue its disposition of Warrant Shares pursuant to the registration statement covering such Warrant Shares until the Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by said subdivision and, if so directed by the Company, will deliver to the Company all copies, other than permanent file copies, then in the Holder’s possession of the prospectus covering such Warrant Shares prior to such supplementation or amendment.  In the event the Company shall give any such notice, the period mentioned in subdivision (b) above shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holder shall have received the copies of the supplemented or amended prospectus contemplated by subdivision (f) above.

The Holder shall promptly furnish to the Company in writing such information and documents regarding it and the distribution of its Warrant Shares as may reasonably be required to be disclosed in the registration statement in question by the rules and regulations under the Act or under any other applicable securities or blue sky laws of the jurisdictions referred to in subdivision (d) above.

4.                                      Registration Expenses

In connection with any registration of Warrant Shares pursuant to Section 2, the Company will, whether or not any such registration shall become effective, from time to time, pay all expenses (other than Selling Expenses) incident to its performance of or compliance herewith, including, without limitation, all registration, filing and NASD fees, fees and expenses of compliance with securities or blue sky laws, and fees and disbursements of counsel for the Company and all independent public accountants and other Persons retained by the Company.

5.                                      Indemnification

(a)                                  The Company will, and hereby does, indemnify and agree to defend, the Holder and each Person, if any, who controls the Holder within the meaning of Section 15 of the Securities Act (collectively, “Holder Indemnified Parties”), from and against all losses, claims, damages, liabilities and expenses, joint or several, to which any such Holder Indemnified Party may become subject under the Act, the Exchange Act and all rules and regulations under each such Act, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement as contemplated hereby or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary, final or summary prospectus, together with the documents incorporated by reference therein (as amended or supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action of or inaction by the Company in connection with any such registration; and in each such case, the Company shall reimburse each such Holder Indemnified Party for any reasonable legal or other expenses incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability, expense, action or proceeding; provided, however, that the Company shall not be liable to any such Holder Indemnified Party insofar as such losses, claims, damages, liabilities, expenses, actions or proceedings are the result of any untrue statement or alleged untrue statement made in reliance on or in conformity with any information furnished to the Company by or on behalf of any Holder Indemnified Party, or any omission or alleged omission to state a material fact relating to any information furnished to the Company by or on behalf of any Holder Indemnified Party required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In connection with any registration statement in which the Holder is participating, the Holder will promptly furnish to the Company such information as shall be reasonably requested by the Company for use in any such registration statement or prospectus and each and every Holder Indemnified Party will, jointly and severally, indemnify, and defend, the Company, its employees, officers and directors and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages, liabilities, expenses, actions or proceedings resulting from any (i) any action taken by any Holder Indemnified Party in connection with the sale of the Warrant Securities, or (ii) untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the registration statement or prospectus or preliminary prospectus or any amendment thereof or supplement thereto, or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission or alleged untrue statement or omission is made in reliance on or in conformity with any information so furnished by any Holder Indemnified Party.

Any Person entitled to indemnification under the provisions of this Section 5 shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification, (ii) unless in such indemnified party’s reasonable judgment, supported by the written opinion of reputable and experienced counsel to be supplied to the indemnifying party, a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, permit such indemnifying party to assume control over the defense and/or settlement of such claim, with reputable and experienced counsel; and if such defense is so assumed, such indemnified party shall not enter into any settlement without the consent of the indemnifying party if such settlement attributes liability to the indemnifying party and such indemnifying party shall not be subject to any liability for any settlement made without its consent (which shall not be unreasonably withheld); and (iii) provide such reasonably requested assistance to the indemnifying party, at the indemnifying party’s expense.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any indemnified party.

(b)                                 If for any reason the foregoing indemnity is unavailable, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

6.                                      Certain Limitations on Registration Rights

If the Company determines to enter into an underwriting agreement in connection with a registration provided for in this Schedule C, all shares of Common Stock to be included in such registration, including all Warrant Shares, shall be subject to such underwriting agreement and no Person may participate in such registration unless such Person agrees to sell such Person’s securities on the basis provided in such underwriting agreement and completes and/or executes all questionnaires, indemnities, and other reasonable documents which must be executed under the terms of such underwriting agreement.

7.                                      Allocation of Securities Included in Registration Statement

If the Company’s managing underwriter shall advise the Company and the Holder in writing that the inclusion in any registration pursuant hereto of some or all of the Warrant Shares sought to be registered by the Holder creates a substantial risk that the proceeds or price per unit that will be derived from such registration will be reduced or that the number of securities to be registered is too large a number to be reasonably sold, (i) first, the number of shares of Common Stock sought to be sold by the Company or other holders exercising “demand rights” shall be included in such registration, and (ii) next, the number of Warrant Shares and other shares of Common Stock of other holders exercising “piggyback rights” shall be included in such registration to the extent permitted by the Company’s managing underwriter (if the offering is underwritten) to be allocated on a pro rata basis based on the number of Warrant Shares Holder,and the number of shares of Common Stock each such other holder, desire to have registered; provided, however, that, if the Holder would be required pursuant to the provisions of this Section 7 to reduce the number of Warrant Shares that it may include in such registration, the Holder may withdraw all of its Warrant Shares from such registration whereupon the provisions of Section 2(c) hereof shall not apply to said registration.

8.                                      Limitations on Sale or Distribution of Securities

If a registration hereunder shall be in connection with an underwritten public offering, the Holder agrees not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Act, of any Warrant Shares and to use its best efforts not to effect any such public sale or distribution of any other equity security of the Company or of any security convertible into or exchangeable or exercisable for any equity security of the Company (other than as part of such underwritten public offering) within 10 days before or 90 days after the effective date of such registration statement.  In such event, the Holder agrees to sign the customary market stand-off letter with the Company’s managing underwriter, and to comply with applicable rules and regulations of the Commission.

9.                                      Rule 144

The Company covenants that it will file the reports required to be filed under the Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, in the event that the Company is not required to file such reports, it will make publicly available information as set forth in Rule 144(c)(2) promulgated under the Act), and it will take, at Holder’s expense, such further action as the Holder may reasonably request, or to the extent required from time to time, to enable the Holder to sell its Warrant Shares without registration under the Act within the limitation of the exemption provided by (a) Rule 144 under the Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission (collectively, “Rule 144”).  Upon request of the Holder (but not more than twice in any calendar year), the Company will deliver to the Holder a written statement as to whether it has complied with such requirements.

10.                               Transfer of Registration Rights

If and to the extent that the Holder sells or otherwise disposes of Warrant Shares in any transaction that does not require registration under the Act (other than a transaction exempted under Rule 144), the rights of the Holder hereunder with respect to such Warrant Shares will be assignable to the transferee of such Warrant Shares; provided, however, that (i) such transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Schedule C and (ii) the Company’s aggregate obligation under this Section 2 hereof with respect to the Holder and all such transferees shall not extend to more than one (1) registration in total.

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND NEITHER THIS WARRANT NOR ANY INTEREST HEREIN MAY BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS AN APPLICABLE REGISTRATION STATEMENT UNDER SUCH ACT AND RULES AND REGULATIONS THEREUNDER IS THEN IN EFFECT, OR IN THE OPINION OF HOLDER’S COUNSEL (WHICH OPINION IS REASONABLY SATISFACTORY TO THE COMPANY), SUCH REGISTRATION UNDER SUCH ACT IS NOT REQUIRED.  BY ITS ACCEPTANCE HEREOF, THE HOLDER OF THIS CERTIFICATE REPRESENTS THAT IT IS ACQUIRING THE WARRANT FOR INVESTMENT AND AGREES TO COMPLY IN ALL RESPECTS WITH ARTICLE III OF THIS WARRANT.

WARRANT

to Purchase Common Stock of

AXS-ONE INC.

Expiring September 30, 2006

THIS IS TO CERTIFY THAT, for value received, HAYDEN COMMUNICATIONS, INC., or its permitted and registered assigns (collectively, the “Holder”), is entitled to purchase from the Company 60,000 shares of Common Stock at a purchase price payable upon exercise hereof (the “Exercise Price”) of $0.59 per share.  The Common Stock and the Exercise Price are subject to adjustment in accordance with Article IV hereof.  Certain terms used in this Warrant are defined in Article V.

ARTICLE I

Exercise of Warrant

1.1                                 Method of Exercise.  To exercise this Warrant in whole or in part, at any time, subject to Section 1.3 below, commencing on the date of issuance of this Warrant and ending on the expiration date set forth above (the “Expiration Date”), the Holder shall deliver to the Company, at the Warrant Office designated pursuant to Section 2.1, (a) a written notice, in substantially the form of the Subscription Notice attached as Schedule A hereto, of such Holder’s election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased, (b) payment of the Exercise Price in immediately available funds and (c) the signed original of this Warrant.  This Warrant shall be deemed to be exercised on the date when delivery of such notice, such funds and this Warrant is made, and any such date is referred to herein as the “Exercise Date.”  Upon exercise, the Company shall issue only in the name of, and deliver to, such Holder a certificate or certificates for the number of full shares of Common Stock to which such Holder is entitled and a check or cash with respect to any fractional interest in a share of Common Stock as provided in Section 1.2.  The Holder shall be deemed to have become a holder of record of such issued Common Stock on the applicable Exercise Date.  Upon exercise of only a portion of the number of shares covered by this Warrant, the Company shall issue and deliver to the Holder, at the expense of the Company, a new Warrant covering the number of shares representing the unexercised portion of this Warrant so surrendered.

1.2                                 Fractional Shares.  No fractional shares of Common Stock or scrip shall be issued upon exercise of this Warrant.  Instead of any fractional shares of Common Stock which would otherwise be issuable upon exercise of this Warrant, the Company shall pay a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of the then Current Market Price.

1.3                                 Listing on National Securities Exchange.  The Company shall, prior to the issuance of any Warrant Shares, at its expense, promptly obtain and maintain the listing of the Warrant Shares on such principal national securities exchange or NASDAQ as the other shares of Common Stock are at such time listed.  The Company shall use its best efforts to file the listing application for the Warrant Shares with said exchange or NASDAQ, as the case may be, within thirty (30) days following the Company’s issuance of this Warrant, and, notwithstanding any other provision of this Warrant to the contrary, the Holder may not exercise this Warrant until the Company notifies the Holder in writing that said listing application has been approved by such exchange or NASDAQ, as the case may be.

ARTICLE II

Warrant Office; Transfer,
Division or Combination of Warrant

2.1                                 Warrant Office.  The Company shall maintain an office for certain purposes specified herein (the “Warrant Office”), which office shall initially be the Company’s office at 301 Route 17 North, Rutherford, New Jersey 07070 and may subsequently be such other office of the Company or of any transfer agent of the Common Stock in the continental United States as to which written notice has previously been given to the Holder.

2.2                                 Ownership of Warrant.  The Company may deem and treat the person in whose name this Warrant is then registered as the Holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer as provided in this Article II.

2.3                                 Transfer of Warrants.  The Company agrees to maintain at the Warrant Office books for the registration of the issuance, exercise and any transfers of this Warrant and, subject to the provisions of Article III, this Warrant and all rights hereunder are transferable, in whole or in part, on such books, upon surrender of this Warrant at such office, together with a written assignment of this Warrant, in substantially the form of the Assignment attached as Schedule B hereto, duly executed by the Holder or its duly authorized agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer.  Upon such surrender and payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified (in increments of the lesser of (i) 20,000 shares, or the number of shares for which this Warrant is then exercisable) in such instrument of assignment, and this Warrant shall promptly be cancelled.

ARTICLE III

Restrictions on Transfer and
Registration Under The Act

3.1                                 Restrictions on Transfer.  Neither this Warrant, the Warrant Shares nor any interest herein or therein shall be transferable except upon the conditions specified in Article II and this Article III, which conditions are intended to ensure compliance with the provisions of the Act in respect of the transfer of this Warrant or any interest herein.  The Holder will cause any transferee of this Warrant, the Warrant Shares or any interest herein or therein held by it to agree to take and hold this Warrant, the Warrant Shares or an interest herein or therein subject to the provisions and upon the conditions specified in this Article.

3.2                                 Restrictive Legend.  This Warrant and each Warrant Share shall (unless otherwise permitted by the provisions of Section 3.3) include a legend in substantially the following form, referring to this Warrant or Warrant Shares, as appropriate:

[THIS WARRANT] [THESE SHARES] [HAS] [HAVE] NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND NEITHER [THIS WARRANT] [THESE SHARES] NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS AN APPLICABLE REGISTRATION STATEMENT UNDER SUCH ACT AND RULES AND REGULATIONS THEREUNDER IS THEN IN EFFECT, OR IN THE OPINION OF HOLDER’S COUNSEL (WHICH OPINION IS REASONABLY SATISFACTORY TO THE COMPANY), SUCH REGISTRATION UNDER SUCH ACT IS NOT REQUIRED.  BY ITS ACCEPTANCE HEREOF, THE HOLDER OF THIS CERTIFICATE REPRESENTS THAT IT IS ACQUIRING [THIS WARRANT] [THESE SHARES] FOR INVESTMENT AND AGREES TO COMPLY IN ALL RESPECTS WITH ARTICLE III OF [THIS WARRANT] [THE WARRANT FOR THESE SHARES].

3.3                                 Notice of Proposed Transfers.  The Holder and any holder of any Warrant Share by acceptance hereof or thereof agrees to comply in all respects with the provisions of this Section.  Prior to any proposed transfer of this Warrant or any Warrant Share, the Holder or holder of Warrant Shares, as the case may be, shall give written notice to the Company of such holder’s intention to effect such transfer.  Each such notice shall describe the manner and circumstance of the proposed transfer in reasonable detail, and shall be accompanied by (a) a written opinion of counsel for such holder, reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transfer may be effected without registration under the Act or (b) written assurance from the staff of the Commission that it will not recommend that any action be taken by the Commission in the event such transfer is effected without registration under the Act.  Such proposed transfer may be effected only if the Company shall have received such notice and such opinion of counsel or written assurance, whereupon the Holder or the holder of Warrant Shares, as the case may be, shall be entitled to transfer this Warrant or Warrant Shares in accordance with the terms of this Warrant and of the notice delivered by said holder to the Company.  Each certificate evidencing this Warrant or Warrant Shares transferred as above provided shall bear the legend set forth in Section 3.2, except that such certificate shall not bear such legend if the opinion of counsel or written assurance referred to above is to the further effect that neither such legend nor the restriction on transfer in this Article are required to ensure compliance with the Act.

3.4                                 Termination of Conditions and Obligations.  The conditions precedent imposed by this Article upon the transferability of the Warrant Shares (but not of this Warrant) shall terminate as to any particular Warrant Shares when such shares shall have been effectively registered under the Act and sold or otherwise disposed of in accordance with the intended method of disposition by the seller or sellers thereof set forth in the registration statement covering such shares or at such time as an opinion of counsel as specified in Section 3.3 shall have been rendered to the effect set forth in the last sentence of Section 3.3.

3.5                                 Registration Rights. The Holder shall be entitled to the benefits of the registration rights set forth in Schedule C attached hereto.

ARTICLE IV

Antidilution Provisions

4.1                                 Adjustments.  (a) The Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as follows:

(i)                                     Stock Dividends.  If the number of shares of Common Stock outstanding at any time after the date of issuance of this Warrant is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then immediately after the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend or the effective date of such subdivision or split-up, as the case may be, the Exercise Price shall be appropriately reduced and the number of shares of Common Stock to be acquired on exercise of this Warrant shall be increased so that the Holder, upon exercise of this Warrant thereafter, shall be entitled to receive the number of shares of Common Stock which it would have owned immediately following such action had this Warrant been exercised immediately prior thereto at the aggregate Exercise Price effective prior thereto.

(ii)                                  Combination of Stock.  If the number of shares of Common Stock outstanding at any time after the date of issuance of this Warrant is decreased by a combination of the outstanding shares of Common Stock, then, immediately after the effective date of such combination, the Exercise Price shall be appropriately increased and the number of shares of Common Stock to be acquired on exercise of this Warrant shall be decreased so that the Holder, upon exercise of this Warrant thereafter, shall be entitled to receive the number of shares of Common Stock which it would have owned immediately following such action had this Warrant been exercised immediately prior thereto.

(iii)                               Reorganization, Etc.  In case of any capital reorganization of the Company, or any reclassification of the Common Stock, or in case of the consolidation of the Company with or the merger of the Company with or into any other Person or in case of the sale, lease or other transfer of all or substantially all of the assets of the Company to any other Person, this Warrant shall, after such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer, be convertible into the number of shares of stock or other securities or property to which the Common Stock issuable (at the time of such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer) upon exercise of this Warrant would have been entitled upon such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Holder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant.  The subdivision or combination of shares of Common Stock issuable upon exercise of this Warrant at any time outstanding into a greater or lesser number of shares of Common Stock of the Company (whether with or without par value) shall not be deemed to be a reclassification of the Common Stock of the Company for the purposes of this clause (iii).

(iv)                              Rounding of Calculations; Minimum Adjustment.  All calculations under this Article IV shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.  Any provision of this Article IV to the contrary notwithstanding, no adjustment to the Exercise Price shall be made if the amount of such adjustment would be less than $.01, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $.01 or more.

(b)                                 Statement Regarding Adjustments.  Whenever any adjustments shall be required as provided in Section 4.1(a), the Company shall forthwith file, at the Warrant Office and, if different, at the principal office of the Company, a statement showing in detail such adjustments and the facts requiring such adjustment, which statement shall also be sent to the Holder.

(c)                                  Costs.  The Company shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Common Stock of the Company upon exercise of this Warrant.  The Holder shall pay all documentary, stamp, transfer or other transactional taxes attributable to any transfer of this Warrant or of the Warrant Shares.

(d)                                 Reservation of Shares.  The Company shall reserve at all times so long as this Warrant remains outstanding, free from preemptive rights, out of its treasury stock or its authorized but unissued shares of Common Stock, or both, solely for the purpose of effecting the exercise of this Warrant, sufficient shares of Common Stock to provide for the exercise of this Warrant.

(e)                                  Exchange Act.  The Company shall comply with the reporting requirements of Sections 13 and 15(d) of the Exchange Act for so long as and to the extent that such requirements apply to the Company.

(f)                                    Valid Issuance.  All shares of Common Stock which may be issued upon exercise of this Warrant will upon issuance by the Company be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof and the Company shall take no action which will cause a contrary result (including, without limitation, any action which would cause the Exercise Price to be less than the par value of the Common Stock).

ARTICLE V

Terms Defined

As used in this Warrant, unless the context otherwise requires, the following terms have the respective meanings set forth below or in the Section indicated:

Act – the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

Commission – the Securities and Exchange Commission, or any other Federal agency then administering the Act.

Common Stock – the Company’s authorized Common Stock, par value $.01 per share, as such class existed on the date hereof, and any other securities as to which this Warrant becomes exercisable pursuant to Article IV, including stock of the Company of any class thereafter authorized which ranks, or is entitled to a participation, as to assets or dividends, substantially on a parity with Common Stock.

Company – AXS-One Inc., a Delaware corporation, and any other corporation assuming or required to assume the obligations undertaken in connection with this Warrant.

Current Market Price – the price per share of Common Stock on any date as determined by the Company’s Board of Directors as provided below.  The Current Market Price shall be the average of the daily closing prices per share of Common Stock for 30 consecutive business days ending no more then 15 business days before the day in question (as adjusted for any stock dividend, split, combination or reclassification that took effect during such 30 business-day period).  The closing price for each day shall be the last reported sales price regular way or, in the case no such reported sales take place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, the average of the highest bid and the lowest asked prices quoted on the National Association of Securities Dealers Automated Quotation System (NASDAQ), or if not so quoted, as reported by the National Quotation Bureau, Inc.; provided, however, that if the Common Stock is not traded in such manner that any of the quotations referred to above are available for the period required hereunder, Current Market Price per share of Common Stock shall be deemed to be the fair value thereof as determined by the Board of Directors in good faith, irrespective of any accounting treatment.

Exchange Act – the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

Exercise Price – as defined in the Preamble.

Exercise Date – as defined in Section 1.1.

Expiration Date – as defined in Section 1.1.

Holder – as defined in the Preamble.

Outstanding – when used with reference to Common Stock at any date, all issued shares of Common Stock at such date, except shares then held in the treasury of the Company.

Person – any individual, corporation, partnership, trust, unincorporated organization and any government and any political subdivision, instrumentality or agency thereof.

Warrant Office – as defined in Section 2.1.

Warrant Shares – the shares of Common Stock purchasable or purchased by the Holder upon the exercise of this Warrant.

ARTICLE VI

Miscellaneous

6.1                                 Entire Agreement.  This Warrant contains the entire agreement between the Holder and the Company with respect to the purchase of the Warrant Shares and the related transactions and supersedes all prior arrangements or understandings with respect thereto.

6.2                                 Governing Law.  This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the conflict of laws.

6.3                                 Waiver and Amendment.  At any time, any term or provision of this Warrant may be waived, amended or supplemented only by a writing signed by the Holder and the Company.  A waiver by the Company or the Holder of a breach of any provision of this Warrant shall not operate as or be construed to be a waiver of any other breach of such provision or of any other provision of this Warrant.  The failure of the Holder or the Company to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist on strict adherence to that term or any other term of this Agreement.

6.4                                 Assignment by the Company.  The Company may not sell, assign, transfer or otherwise convey any of its rights or delegate any of its duties under this Warrant except to a corporation succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company’s business and/or assets, and this Warrant shall be binding on and inure to the benefit of such successor.

6.5                                 Separability.  If any provision in this Warrant shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in any other respect and of the remaining provisions of this Warrant in any respect shall not be in any way impaired.

6.6                                 Notice.  Any notice or other communication required or permitted to be given or delivered hereunder shall be in writing and; if to the Holder, shall be delivered at, or sent by reputable “overnight” courier to, such Holder at the last address shown on the books of the Company maintained at the Warrant Office or at any more recent address of which any Holder shall have notified the Company in writing; and if to the Company, shall be delivered at, or sent by reputable “overnight” courier to, the General Counsel of the Company at 301 Route 17 North, Rutherford, NJ 07070, or such other address within the United States of America as shall have been furnished by the Company to the Holder.  Any notice or other communication hereunder shall be deemed given at the time of receipt thereof.

6.7                                 Limitation of Liability; Not Stockholders.  No provisions of this Warrant shall be construed as conferring upon the Holder the right to vote, consent, receive dividends, or receive notice other than as herein expressly provided, in respect of meetings of stockholders for the election of directors of the Company or any other matter whatsoever as a stockholder of the Company.  No provision hereof, in the absence of affirmative action taken by the Holder to exercise this Warrant and thereby purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of the Holder for the purchase price of any Warrant Shares or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

6.8                                 Loss, Destruction, Etc. of Warrant.  Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of this Warrant, and in the case of any loss, theft or destruction, upon delivery of a bond indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of this Warrant, the Company will make and deliver a new Warrant, of like tenor, in replacement of and substitution for such lost, stolen, destroyed or mutilated Warrant (which shall thereupon become null and void and of no further effect).

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

Dated:  September 30, 2003

AXS-ONE INC.

By	/s/ PAUL ABEL
Name: Paul Abel
Title: Vice President, Secretary and General Counsel

SCHEDULE A

SUBSCRIPTION NOTICE

The undersigned, the holder of the Warrant accompanying this Notice, hereby elects to exercise purchase rights represented by said Warrant for, and to purchase thereunder,                     shares of the Common Stock covered by such Warrant and herewith makes payment in full therefor pursuant to Section 1.1 of such Warrant, and requests (a) that certificates for such aforesaid number of shares (or any other securities or property issuable upon such exercise) be issued in the name of and delivered to the undersigned at the following address:                                                            and (b) if such shares shall not include all of the shares issuable as provided in such Warrant, that a new Warrant of like tenor and date for the balance of the shares issuable thereunder be delivered to the undersigned.

[HAYDEN COMMUNICATIONS, INC.]

By:
Name:
Title:

Dated: